HEI Exhibit 99
NEWS RELEASE
November 5, 2021

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com

HEI REPORTS THIRD QUARTER 2021 RESULTS

3Q21 Net Income of $63.4 Million and Diluted Earnings Per Share (EPS)1 of $0.58
Utility Delivering Cost Efficiency Savings to Customers While
Advancing Climate Goals
Bank Results Reflect Solid Profitability and Strong Liquidity and Capital Position

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock of $63.4 million for the third quarter of 2021 and EPS of $0.58 compared to $65.0 million and EPS of $0.59 for the third quarter of 2020.
“We’re pleased with our consolidated third quarter results, with the utility achieving its efficiency targets and delivering good performance in line with expectations, and solid profitability at the bank,” said Constance H. Lau, HEI president and CEO. “Following a sharp decline in new COVID-19 case counts, the governor’s recent announcement encouraging visitors to return is a positive sign for our local economy. Working together, our state, our companies and our communities can continue to strengthen our economy and continue to show Hawaii’s leadership in confronting climate change.
“Our utility’s carbon reduction efforts go hand-in-hand with its work to provide affordable, equitable, reliable and resilient power for customers. We’re on track to deliver on our management audit savings commitment for this year, providing $3 million to customers in the third quarter and an additional $3 million by year end. Cost efficiency remains a key focus. We’re pleased with the collaboration with our policymakers, regulators and community to help move renewable energy and storage projects forward. We’re also confident that we can continue to provide reliable power when we eliminate coal in Hawaii next year.
“Our bank’s third quarter results reflect continued solid performance and good credit quality, the latter of which drove an additional release of reserves. We continue to build our
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1    Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

capabilities to provide more value to customers by increasing digital banking services and customized financial solutions, while delivering the superior customer experience we’re known for,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s (Hawaiian Electric) net income for the third quarter of 2021 was $50.3 million, compared to $60.1 million in the third quarter of 2020, with the difference primarily driven by the following after-tax items:
•$6 million lower revenues, including (i) $5 million related solely to a change in the timing for revenue recognition within the year that eliminates seasonality and results in recognizing revenues more evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged, and (ii) $1 million relating to the annual revenue adjustment mechanism, which included $3 million of management audit savings delivered to customers;
•$4 million from higher operations and maintenance expenses primarily due to an increase in generating facility overhauls performed in the quarter and delayed from earlier in the year, higher costs for energy management system upgrades, and higher medical costs due to a one-time credit in 2020, partially offset by $1 million lower labor expense;
•$1 million from higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency;
•$1 million related to lower fuel efficiency due to planned maintenance outages of certain generation units; and
•$1 million higher interest expense due to higher borrowings.
These items were partially offset by the following after-tax items:
•$1 million lower non-service pension costs due to the reset of pension costs included in rates as part of a final rate case decision; and
•$1 million lower enterprise resource planning system implementation benefits passed on to customers in the third quarter of 2021 as compared to the same quarter last year.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) third quarter of 2021 net income was $19.3 million, compared to $30.3 million in the second quarter of 2021 and $12.2 million in the third quarter of
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

2020. The decrease in net income compared to the linked quarter was primarily due to the $12.2 million negative provision in the second quarter of 2021 compared to the negative provision of $1.7 million in the third quarter of 2021. The increase in net income compared to the prior year quarter was primarily due to the negative provision for credit losses of $1.7 million for the third quarter of 2021 compared to a provision for credit losses of $14.0 million in the third quarter of 2020.
Total earning assets as of September 30, 2021 were $8.4 billion, up 9.3% from December 31, 2020.
Total loans were $5.1 billion as of September 30, 2021, down 1.3% compared to June 30, 2021 and down 4.0% from December 31, 2020. The reduction in the loan portfolio during the quarter included approximately $111 million in forgiven Paycheck Protection Program (PPP) loans, as well as declines in the home equity line of credit and consumer portfolios. The decrease in these portfolios was partially offset by growth in the residential, commercial and commercial real estate loan portfolios. Excluding PPP loan forgiveness, the loan portfolio grew by $46 million or 0.9% compared to June 30, 2021.
The investment securities portfolio was $3.1 billion as of September 30, 2021, up 39.8% from December 31, 2020 as growth in deposits continued to outpace loan growth. The portfolio is primarily comprised of securities issued or guaranteed by U.S. government agencies or U.S. government sponsored agencies.
Total deposits were $8.0 billion as of September 30, 2021, an increase of 1.3% compared to June 30, 2021 and an increase of 8.0% from December 31, 2020. For the third quarter of 2021, the average cost of funds was 0.06%, down one basis point versus the linked quarter and down seven basis points versus the prior year quarter.
Overall, American’s return on average equity2 for the third quarter of 2021 was 10.3%, compared to 16.8% in the linked quarter and 6.8% in the third quarter of 2020. Return on average assets was 0.86% for the third quarter of 2021, compared to 1.38% in the linked quarter and 0.61% in the same quarter last year.
In the third quarter of 2021, American paid dividends of $12.0 million to HEI. American had a Tier 1 leverage ratio of 8.0% at September 30, 2021.
Please refer to American’s news release issued on October 29, 2021 for additional information on American.

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2    Bank return on average equity calculated using weighted average daily common equity.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $6.2 million in the third quarter of 2021 compared to $7.2 million in the third quarter of 2020. The lower net loss was primarily due to higher Pacific Current income and lower corporate expense.

BOARD DECLARES QUARTERLY DIVIDEND
On November 4, 2021, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.34 per share, payable on December 10, 2021 to shareholders of record at the close of business on November 23, 2021 (ex-dividend date is November 22, 2021). This quarterly dividend is equivalent to an annual rate of $1.36 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on November 4, 2021 of $41.14, HEI’s dividend yield is 3.3%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2021 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2021 earnings guidance and outlook on Friday, November 5, 2021 at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-844-200-6205 (U.S.) or 1-929-526-1599 (international) and enter passcode 181692. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through November 19, 2021. To access the audio replay, dial 1-866-813-9403 (U.S.) or 44-204-525-0658 (international) and enter passcode 965360.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, American Savings Bank, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2020 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenues
Electric utility	$679,499	$562,568	$1,846,242	$1,694,225
Bank	76,208	78,644	230,599	233,096
Other	1,197	215	3,266	237
Total revenues	756,904	641,427	2,080,107	1,927,558
Expenses
Electric utility	604,307	474,050	1,634,252	1,493,948
Bank	51,151	63,144	130,440	189,700
Other	4,130	4,672	18,212	13,091
Total expenses	659,588	541,866	1,782,904	1,696,739
Operating income (loss)
Electric utility	75,192	88,518	211,990	200,277
Bank	25,057	15,500	100,159	43,396
Other	(2,933)	(4,457)	(14,946)	(12,854)
Total operating income	97,316	99,561	297,203	230,819
Retirement defined benefits credit (expense)—other than service costs	1,058	(1,102)	4,709	(2,970)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(23,477)	(22,086)	(70,530)	(66,474)
Allowance for borrowed funds used during construction	827	801	2,386	2,241
Allowance for equity funds used during construction	2,427	2,347	6,995	6,556
Gain on sale of investment securities, net	—	—	528	9,275
Income before income taxes	78,151	79,521	241,291	179,447
Income taxes	14,265	14,018	48,229	30,691
Net income	63,886	65,503	193,062	148,756
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$63,415	$65,032	$191,645	$147,339
Basic earnings per common share	$0.58	$0.60	$1.75	$1.35
Diluted earnings per common share	$0.58	$0.59	$1.75	$1.35
Dividends declared per common share	$0.34	$0.33	$1.02	$0.99
Weighted-average number of common shares outstanding	109,311	109,181	109,272	109,126
Weighted-average shares assuming dilution	109,575	109,336	109,588	109,387
Net income (loss) for common stock by segment
Electric utility	$50,342	$60,065	$135,601	$126,299
Bank	19,265	12,150	79,105	41,925
Other	(6,192)	(7,183)	(23,061)	(20,885)
Net income for common stock	$63,415	$65,032	$191,645	$147,339
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$52,110	$66,472	$152,796	$166,659
Return on average common equity (%) (twelve months ended)			10.3	9.4

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2021	2020	2021	2020
Revenues	$679,499	$562,568	$1,846,242	$1,694,225
Expenses
Fuel oil	180,682	105,042	447,245	390,714
Purchased power	185,759	149,025	490,520	425,679
Other operation and maintenance	116,468	111,243	349,180	348,831
Depreciation	57,386	55,689	172,122	167,235
Taxes, other than income taxes	64,012	53,051	175,185	161,489
Total expenses	604,307	474,050	1,634,252	1,493,948
Operating income	75,192	88,518	211,990	200,277
Allowance for equity funds used during construction	2,427	2,347	6,995	6,556
Retirement defined benefits credit (expense)—other than service costs	877	(432)	2,918	(1,195)
Interest expense and other charges, net	(18,148)	(16,836)	(54,126)	(50,768)
Allowance for borrowed funds used during construction	827	801	2,386	2,241
Income before income taxes	61,175	74,398	170,163	157,111
Income taxes	10,335	13,835	33,066	29,316
Net income	50,840	60,563	137,097	127,795
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	50,612	60,335	136,411	127,109
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$50,342	$60,065	$135,601	$126,299
Comprehensive income attributable to Hawaiian Electric	$50,448	$60,113	$135,776	$126,398
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,636	1,620	4,578	4,559
Hawaii Electric Light	273	244	774	721
Maui Electric	282	235	774	699
	2,191	2,099	6,126	5,979
Average fuel oil cost per barrel	$86.77	$49.71	$74.93	$64.70
Return on average common equity (%) (twelve months ended)[1]			8.3	8.4
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Interest and dividend income
Interest and fees on loans	$49,445	$51,026	$52,419	$150,418	$161,505
Interest and dividends on investment securities	11,996	11,040	7,221	31,709	22,939
Total interest and dividend income	61,441	62,066	59,640	182,127	184,444
Interest expense
Interest on deposit liabilities	1,176	1,281	2,287	3,919	8,945
Interest on other borrowings	5	23	61	55	449
Total interest expense	1,181	1,304	2,348	3,974	9,394
Net interest income	60,260	60,762	57,292	178,153	175,050
Provision for credit losses	(1,725)	(12,207)	13,970	(22,367)	39,504
Net interest income after provision for credit losses	61,985	72,969	43,322	200,520	135,546
Noninterest income
Fees from other financial services	4,800	5,464	4,233	15,337	11,906
Fee income on deposit liabilities	4,262	3,904	3,832	12,029	11,842
Fee income on other financial products	2,124	2,201	1,524	6,767	4,608
Bank-owned life insurance	2,026	1,624	1,965	6,211	4,432
Mortgage banking income	1,272	1,925	7,681	7,497	15,933
Gain on sale of investment securities, net	—	—	—	528	9,275
Other income, net	283	76	(231)	631	(69)
Total noninterest income	14,767	15,194	19,004	49,000	57,927
Noninterest expense
Compensation and employee benefits	30,888	27,670	26,431	86,595	77,287
Occupancy	5,157	5,100	5,693	15,226	16,402
Data processing	4,278	4,533	3,366	13,162	11,052
Services	2,272	2,475	2,624	7,609	7,907
Equipment	2,373	2,394	2,001	6,989	6,630
Office supplies, printing and postage	1,072	978	1,187	3,094	3,577
Marketing	995	665	727	2,308	1,908
FDIC insurance	808	788	714	2,412	1,567
Other expense[1]	3,668	3,568	4,556	9,790	15,813
Total noninterest expense	51,511	48,171	47,299	147,185	142,143
Income before income taxes	25,241	39,992	15,027	102,335	51,330
Income taxes	5,976	9,708	2,877	23,230	9,405
Net income	$19,265	$30,284	$12,150	$79,105	$41,925
Comprehensive income	$7,581	$47,283	$13,543	$38,666	$62,885
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.86	1.38	0.61	1.21	0.73
Return on average equity	10.26	16.76	6.75	14.31	7.95
Return on average tangible common equity	11.52	18.92	7.62	16.11	9.00
Net interest margin	2.90	2.98	3.12	2.94	3.34
Efficiency ratio	68.66	63.42	61.99	64.80	61.01
Net charge-offs to average loans outstanding	0.03	0.04	0.32	0.08	0.41
As of period end
Nonaccrual loans to loans receivable held for investment	0.97	1.03	0.77
Allowance for credit losses to loans outstanding	1.48	1.51	1.67
Tangible common equity to tangible assets	7.3	7.5	8.0
Tier-1 leverage ratio	8.0	8.0	8.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$12.0	$23.0	$—	$40.0	$28.0
1     The three- and nine-month periods ended September 30, 2021 include approximately $0.1 million and $0.5 million, respectively, of certain direct and incremental COVID-19 related costs. The three- and nine-month periods ended September 30, 2020 include approximately $0.7 million and $4.5 million, respectively, of certain significant direct and incremental COVID-19 related costs. These costs for the first nine months of 2020, which have been recorded in Other expense, include $2.4 million of compensation expense and $1.7 million of enhanced cleaning and sanitation costs.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.